UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2007

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(Formerly Online Processing, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-69270	22-3774845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 TH Floor, Building 64, Jinlong Industry District Majialong
Nanshan District, Shenzhen, PRC
Post Code: 518052
(Address of principal executive offices (zip code))

86-755-2655-3580
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Pursuant to the Amended and Restated Purchase Option Agreement dated May 12, 2006 entered into by and among us, Sino Olympics Industrial Limited (“Sino Olympics”), Shenzhen Diguang Electronics Co., Ltd., Song Yi and Song Hong, filed as an exhibit to the Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2006, we exercised our option on January 3, 2007, to purchase from Sino Olympics all of its 65% equity interest in North Diamond International Co., Ltd. (“North Diamond”). As of September 30, 2006, North Diamond's total assets were $4,373,646, its net asset value was $2,716,689, and its total net revenues for the nine months ended September 30, 2006 were $2,336,649. Sino Olympics currently owns 75.25% interest in Diguang International Development Co., Ltd. The shareholders of Sino Olympics are Song Yi and Song Hong who are our chief executive officer and chief operating officer, respectively. The purchase price determined in accordance with the Amended and Restated Purchase Option Agreement was estimated at $1,977,864, subject to the final audit report as of December 31, 2006.

North Diamond is a holding company whose wholly-owned subsidiary is Dihao (Yangzhou) Co., Ltd. ( “Dihao”). Dihao focuses on developing, manufacturing and marketing backlight products for large size electronic display devices and provides relevant technical services in China. Dihao started operating activities in December 2005. For 2007, Dihao will be focusing on the production of 19” CCFL backlights for computer monitors. The capacity for 15”-19” CCFL backlights is currently 150,000 pieces per month.

We believe that the acquisition of North Diamond will allow us to effectively gain market share in the Yangtze River Region, which is an important LCD manufacturing base in China. With our existing manufacturing facilities in Guangdong Province, we believe we have established ourselves as a leading backlight supplier in the South China LCD manufacturing base. By having production infrastructure now close to our prospective customers in the Yangtze River Region, we believe we can minimize our response time and logistical costs, and thereby become a leading backlight supplier in this important market.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements about the current expectations, beliefs, intentions or strategies regarding our future.  Word such as “believe” is used to identify these forward-looking statements. These include, among others, statements relating to our future expectations, performance, plans, and prospects, as well as assumptions about future events. All forward-looking statements included in this report are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. The forward-looking statements contained herein involve risks and uncertainties discussed in our periodic filings with the Securities and Exchange Commission. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of such factors. By making these forward-looking statements, we undertake no obligation to update these statements for revisions or changes after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2007	DIGUANG INTERNATIONAL DEVELOPMENT CO. LIMITED

/S/ JACKIE YOU KAZMERZAK
Name: Jackie You Kazmerzak
Title: Chief Financial Officer